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Ford Delivers Second Quarter $2.0B Net Income; $3.0B Adjusted Pre-Tax Profit

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2016 SECOND QUARTER FINANCIAL RESULTS

	Net Income	Adjusted Pre-Tax Profit (Non-GAAP)	Revenue	Wholesales	Automotive Segment Operating Margin	Automotive Segment Operating Cash Flow
2Q 2016	**$2.0B**	**$3.0B**	**$39.5B**	**1,694K**	**7.7%**	**$4.2B**
B/(W) 2Q 2015	($190)M	($293)M	$2.2B	(2)K	(0.7) ppts	$2.3B

HIGHLIGHTS*

- **Net income $2.0B**, down $190M from a year ago; **Total company adjusted pre-tax profit of $3.0B**, down $293M
- **Earnings per share $0.49**, down $0.05 from a year ago; **adjusted earnings per share $0.52**, down $0.02
- **Automotive segment operating cash flow** of **$4.2B**, an all-time quarterly record
- **Automotive segment pre-tax profit of $2.8B**, down $130M; regions outside North America collectively also were profitable for third consecutive quarter
- **Automotive segment operating margin 7.7 percent**
- **Europe delivered $467M** pre-tax profit, nearly triple year ago results, **best ever second quarter**
- **Ford Credit** continued to deliver **solid results**
- **Distributed $600M to shareholders** in a regular quarterly dividend
- **Global market share of 7.5 percent** down three-tenths of a point from a year ago
- **Launched new Escape, Fusion, Fusion Hybrid, Fusion Energi Plug-In Hybrid, Lincoln MKZ and MKZ Hybrid**; on track for 12 global product launches in 2016
- **Invested in Pivotal** to further strengthen our cloud-based software capabilities
- **Lincoln sales up 25 percent** in the quarter
- Announced **$3.4B manufacturing investments** in the U.S., Mexico and South Africa
- **Record first-half North America** pre-tax profits
- **First-half strong net income $4.4B**, up 33 percent; **Record total company adjusted pre-tax profit $6.8B**, up 35 percent; vehicle wholesales up 150,000; revenue up 8 percent
- **2016Guidance:** Expect another strong year of results, and Ford committed to full year guidance of company pre-tax profit and operating margin equal to or better than last year; however, company now sees risks challenging achieving guidance. Entire Ford team working to mitigate the risks



"We delivered another strong quarter – one of our best second quarters ever – and record pre-tax profits for the first half of this year. We remain committed to delivering another full year of strong profitability, even as we address some new risks and market challenges around the world."

Mark Fields, President & CEO

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Ford GT Wins at LeMans

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*See endnote on page 4.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.
Follow at www.facebook.com/ford, www.twitter.com/ford or www.youtube.com/fordvideo1

Ford Motor Company 2Q July 28, 2016 1

AUTOMOTIVE SEGMENT RESULTS

	Wholesales	Revenue	Operating Margin	Pre-Tax Profit
2Q 2016	1,694K	$37B	7.7%	$2.8B
B/(W) 2Q2015	(2)K	$1.9B	(0.7) ppts	($130)M

North America

- North America pre-tax profit of $2.7B, down $135M; with an operating margin of 11.3 percent
- U.S. market share 15.3 percent, up three-tenths of a point driven by strong fleet sales and F-Series retail performance
- Average U.S. retail transaction prices increased $1,300 per vehicle, compared to year ago, driven by strong mix
- Record first-half profit of $5.8B and operating margin at 12.1 percent

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2016	815K	$23.8B	11.3%	$2.7B
B/(W) 2Q 2015	(1)K	$0.5B	(0.9) ppts	($135)M

South America

- All key metrics declined from a year ago, reflecting the continued difficult external conditions, particularly in Brazil where the economy continued to contract and industry volumes declined 22 percent
- Higher loss primarily due to high local inflation and weaker local currencies
- Continued to deliver lower costs across the business

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2016	83K	$1.3B	(21.3)%	$(265)M
B/(W) 2Q 2015	(15)K	$(0.2)B	(8.9) ppts	$(80)M

Europe

- Record second quarter pre-tax profit of $467M nearly triple the same period a year ago
- Year-over-year pre-tax profit improvement of $306M was driven by favorable mix and improved cost performance
- All second quarter metrics improved sharply, excluding market share which was down slightly
- Topline growth strong with wholesale volume up 11 percent; revenue up 16 percent
- Year-to-date Ford of Europe pre-tax profits at $901M, up $782M

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2016	430K	$8.1B	5.8%	$467M
B/(W) 2Q 2015	41K	$1.1	3.5 ppts	$306M

Middle East & Africa

- Pre-tax results adversely were impacted by the external environment including low oil prices, weak local currency and political strife
- Financial results reflect lower industry and unfavorable exchange primarily the South African rand

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2016	38K	$1.0B	(7.2)%	$(65)M
B/(W) 2Q 2015	(6)K	--	(2.1) ppts	$(19)M

Asia Pacific

- Results driven by market performance in China, higher costs to support future growth and weaker yuan
- Wholesales lower due to planned eight-week shutdown of Chongqing Plant #1 for facility upgrades; revenue from consolidated operations improved 17 percent
- First-half wholesale volumes, revenue and market share up from a year ago

	Wholesales	Revenue	Operating Margin	Pre-Tax Results
2Q 2016	328K	$2.8B	(0.3%)	($8)M
B/(W) 2Q 2015	(21)K	$0.4B	(8.2) ppts	($202)M

FORD CREDIT RESULTS

	Pre-Tax Results
2Q 2016	$400M
B/(W) 2Q15	($106)M

Ford Credit

- Ford Credit delivered another solid quarterly profit
- Receivables continued to grow
- Lower profits reflect impact of lower auction values on lease residuals and credit losses

"We are very pleased to deliver the best-ever quarterly Automotive operating cash flow of $4.2 billion and with the continued strength of our balance sheet, which was recognized by all the major credit rating agencies with upgrades over the past few months. Combined with the very robust business structure we have achieved in North America, this gives us confidence in fulfilling our commitment to distribute regular dividends to shareholders throughout a business cycle."

Bob Shanks
Executive Vice President & CFO



Ford Motor Company 2Q July 28, 2016 2

R I S K F A C T O R S Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:  Decline in industry sales volume, particularly in the United States, Europe, or China due to financial crisis, recession, geopolitical events, or other factors;  Decline in Ford's market share or failure to achieve growth;  Lower-than-anticipated market acceptance of Ford's new or existing products or services;  Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States;  An increase in or continued volatility of fuel prices, or reduced availability of fuel;  Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;  Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;  Adverse effects resulting from economic, geopolitical, or other events;  Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;  Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man- made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);  Single-source supply of components or materials;  Labor or other constraints on Ford's ability to maintain competitive cost structure;  Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;  Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);  Restriction on use of tax attributes from tax law "ownership change”;  The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;  Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and / or sales restrictions;  Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;  A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay" contracts);  Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;  Inherent limitations of internal controls impacting financial statements and safeguarding of assets;  Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;  Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;  Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;  Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;  Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and  New or increased credit regulations, consumer, or data protection regulations or other regulations resulting in higher costs and / or additional financing restrictions. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward- looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Ford Motor Company 2Q July 28, 2016 3

CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its 2016 second quarter financial results at 7:00 a.m. EDT today. The following briefings will be held after the announcement:

At 9:00 a.m. (EDT), Mark Fields, Ford president and chief executive officer, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call to discuss Ford's 2016 second quarter results.

At 11 a.m. (EDT), Bernard Silverstone, Ford Credit chairman and chief executive officer, and Marion Harris, Ford Credit chief financial officer, will host a conference call to discuss Ford Credit's 2016 second quarter results.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

Access Information - Thursday, July 28, 2016

Ford Earnings Call: 9 a.m. EDT
Toll-Free: 1.877.870.8664
International: 1.970.297.2423
Passcode: Ford Earnings

Ford Credit Earnings Call: 11 a.m. EDT
Toll-Free: 1.877.870.8664
International: 1.970.297.2423
Passcode: Ford Credit Earnings

REPLAYS
(Available after 1:00 p.m. EDT the day of the event through Wednesday, August 3, 2016)
www.shareholder.ford.com
Toll-Free: 1.855.859.2056
International: 1.404.537.3406
Passcodes:
Ford Earnings: 50490808
Ford Credit Earnings: 50511787

About Ford Motor Company
Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 201,000 employees and 67 plants worldwide, the company's core business includes designing, manufacturing, marketing, financing and servicing a full line of Ford cars, trucks, SUVs and electrified vehicles, as well as Lincoln luxury vehicles. At the same time, Ford aggressively is pursuing emerging opportunities through Ford Smart Mobility, the company's plan to be a leader in connectivity, mobility, autonomous vehicles, the customer experience and data and analytics. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products worldwide or Ford Motor Credit Company, visit www.corporate.ford.com.

Contact(s):	Media Inquiries:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Mike Moran 1.313.322.1602 mmoran@ford.com	Erik Eliason 1.313.594.0613 fordir@ford.com	Stephen Dahle 1.313.621.0881 fixedinc@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

* The following applies to the information throughout this release:

- See tables at the end of this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not includes these sales. See materials supporting the July 28, 2016 conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.
- Automotive segment operating margin is defined as Automotive segment pre-tax profit divided by Automotive segment revenue.
- References to records related to Automotive segment pre-tax profit, Automotive segment operating cash flow, Automotive segment operating margin and Automotive business unit results are since at least 2000.
- Our 2016 Company Guidance includes guidance for Total Company adjusted pre-tax results. We do not provide guidance on our net income. Full-year net income will include potentially significant special items that have not yet occurred and are difficult to quantify prior to year end, specifically pension and OPEB remeasurement gains and losses.

Ford Motor Company 2Q July 28, 2016 4

CONSOLIDATED INCOME STATEMENT

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions, except per share amounts)

	For the periods ended June 30,			
	2016	2015	2016	2015
	Second Quarter		First Half	
	(unaudited)			
Revenues				
Automotive	$ 36,932	$ 35,105	$ 72,189	$ 66,905
Financial Services	2,553	2,158	5,014	4,258
Total revenues	39,485	37,263	77,203	71,163
Costs and expenses				
Cost of sales	32,348	30,326	62,629	58,798
Selling, administrative, and other expenses	2,661	2,544	5,223	5,016
Financial Services interest, operating, and other expenses	2,258	1,745	4,318	3,458
Total costs and expenses	37,267	34,615	72,170	67,272
Interest expense on Automotive debt	212	190	412	355
Non-Financial Services interest income and other income/(loss), net	389	272	793	462
Financial Services other income/(loss), net	82	70	173	144
Equity in net income of affiliated companies	398	486	939	923
Income before income taxes	2,875	3,286	6,526	5,065
Provision for/(Benefit from) income taxes	903	1,125	2,099	1,750
Net income	1,972	2,161	4,427	3,315
Less: Income/(Loss) attributable to noncontrolling interests	2	1	5	2
Net income attributable to Ford Motor Company	$ 1,970	$ 2,160	$ 4,422	$ 3,313
EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK				
Basic income	$ 0.50	$ 0.54	$ 1.11	$ 0.83
Diluted income	0.49	0.54	1.11	0.83
Cash dividends declared	0.15	0.15	0.55	0.30

Ford Motor Company 2Q July 28, 2016 5

CONSOLIDATED BALANCE SHEET

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	June 30, 2016	December 31, 2015
	(unaudited)	
ASSETS		
Cash and cash equivalents	$ 17,063	$ 14,272
Marketable securities	22,234	20,904
Financial Services finance receivables, net	47,860	45,137
Trade and other receivables, less allowances of $366 and $372	10,728	11,042
Inventories	9,829	8,319
Other assets	3,053	2,913
Total current assets	110,767	102,587
Financial Services finance receivables, net	47,427	45,554
Net investment in operating leases	29,468	27,093
Net property	31,940	30,163
Equity in net assets of affiliated companies	3,349	3,224
Deferred income taxes	9,822	11,509
Other assets	6,905	4,795
Total assets	$ 239,678	$ 224,925
LIABILITIES		
Payables	$ 23,084	$ 20,272
Other liabilities and deferred revenue	21,463	19,089
Automotive debt payable within one year	2,417	1,779
Financial Services debt payable within one year	42,444	41,196
Total current liabilities	89,408	82,336
Other liabilities and deferred revenue	23,416	23,457
Automotive long-term debt	10,654	11,060
Financial Services long-term debt	84,399	78,819
Deferred income taxes	552	502
Total liabilities	208,429	196,174
Redeemable noncontrolling interest	95	94
EQUITY		
Common Stock, par value $.01 per share (3,975 million shares issued of 6 billion authorized)	40	40
Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized)	1	1
Capital in excess of par value of stock	21,546	21,421
Retained earnings	16,652	14,414
Accumulated other comprehensive income/(loss)	(5,976)	(6,257)
Treasury stock	(1,122)	(977)
Total equity attributable to Ford Motor Company	31,141	28,642
Equity attributable to noncontrolling interests	13	15
Total equity	31,154	28,657
Total liabilities and equity	$ 239,678	$ 224,925

Ford Motor Company 2Q July 28, 2016 6

C O N S O L I D AT E D S T AT E M E N T O F C A S H F L O W S Ford Motor Company 2Q July 28, 2016 7 FORD MOTOR COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the periods ended June 30, 2016 2015 First Half (unaudited) Cash flows from operating activities Net cash provided by/(used in) operating activities $ 11,834 $ 7,623 Cash flows from investing activities Capital spending (3,206) (3,533) Acquisitions of finance receivables and operating leases (27,501) (26,505) Collections of finance receivables and operating leases 19,732 18,844 Purchases of equity and debt securities (16,757) (21,282) Sales and maturities of equity and debt securities 15,491 23,222 Settlements of derivatives 111 192 Other 21 112 Net cash provided by/(used in) investing activities (12,109) (8,950) Cash flows from financing activities Cash dividends (2,184) (1,190) Purchases of Common Stock (145) (91) Net changes in short-term debt 934 176 Proceeds from issuance of other debt 25,574 24,912 Principal payments on other debt (21,104) (19,787) Other (30) (279) Net cash provided by/(used in) financing activities 3,045 3,741 Effect of exchange rate changes on cash and cash equivalents 21 (274) Net increase/(decrease) in cash and cash equivalents $ 2,791 $ 2,140 Cash and cash equivalents at January 1 $ 14,272 $ 10,757 Net increase/(decrease) in cash and cash equivalents 2,791 2,140 Cash and cash equivalents at June 30 $ 17,063 $ 12,897

EARNINGS PER SHARE RECONCILIATION TO ADJUSTED EARNINGS PER SHARE

	2016	
	2Q	YTD
Diluted After-Tax Results (Mils)		
Diluted After-tax results (GAAP)	$ 1,970	$ 4,422
Less: Impact of Pre-tax and tax special items	(119)	(371)
Adjusted Net Income (Non-GAAP)	$ 2,089	$ 4,793
Basic and Diluted Shares (Mils)		
Basic shares (Average shares outstanding)	3,973	3,972
Net dilutive options and unvested restricted stock units	24	24
Adjusted Diluted shares	3,997	3,996
Earnings Per Share – Diluted (GAAP)	$ 0.49	$ 1.11
Net impact of adjustments	0.03	0.09
Adjusted Earnings Per Share – Diluted (Non-GAAP)	$ 0.52	$ 1.20

NET INCOME RECONCILIATION TO ADJUSTED PRE-TAX PROFIT

(Mils)	2Q		YTD		Memo:
	2015	2016	2015	2016	FY 2015
Net income / (loss) attributable to Ford (GAAP)	$ 2,160	$ 1,970	$ 3,313	$ 4,422	$ 7,373
Income / (Loss) attributable to non-controlling interests	1	2	2	5	(2)
Net income	$ 2,161	$ 1,972	$ 3,315	$ 4,427	$ 7,371
Less: (Provision for) / Benefit from income taxes	(1,125)	(903)	(1,750)	(2,099)	(2,881)
Income before income taxes	$ 3,286	$ 2,875	$ 5,065	$ 6,526	$ 10,252
Less: Special items pre-tax	--	(118)	--	(304)	(548)
Adjusted pre-tax profit / (loss) (Non-GAAP)	$ 3,286	$ 2,993	$ 5,065	$ 6,830	$ 10,800

Ford Motor Company 2Q July 28, 2016 8

TOTAL COMPANY SPECIAL ITEMS

(Mils, except amounts per share data)	2Q		YTD		Memo:
	2015	2016	2015	2016	FY 2015
Pre-tax Special Items					
Separation-related actions	$ –	$ (102)	$ –	$ (276)	$ –
Japan / Indonesia market closure	–	(5)	–	(17)	–
Nemak IPO	–	–	–	–	150
Pension & OPEB remeasurement gains / (losses)	–	(11)	–	(11)	(698)
Total Pre-tax special items	$ –	$ (118)	$ –	$ (304)	$ (548)
Tax Special Items					
Net tax effect of Pre-tax special items	$ –	$ 42	$ –	$ 107	$ 205
Tax expense of entity restructurings	–	(43)	–	(174)	–
Total tax special items	$ –	$ (1)	$ –	$ (67)	$ 205
Memo:					
Special items impact on earnings per share	$ –	$ (0.03)	$ –	$ (0.09)	$ (0.09)

Ford Motor Company 2Q July 28, 2016 9